UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   __________


                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                              _____________________


                       Date of Report:  September 3, 1996


                       Alexander & Alexander Services Inc.
                       -----------------------------------
             (Exact name of registrant as specified in its charter)


      Maryland                     1-8282                   52-0969822
   --------------             -----------------        ---------------------
   (State or other               (Commission                (I.R.S. Employer
   jurisdiction of               File Number)               Identification No.)
    organization)


     1185 Avenue of the Americas
           New York, New York                                 10036
- -----------------------------------------                   --------
(Address of principal executive offices)                    (Zip Code)


                                (212) 444-4500
                    ----------------------------------------
              (Registrant's telephone number, including area code:)


                                 Not Applicable
                       -----------------------------------
                         (Former name or former address,
                         if changed since last report.)


































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Item 5.   Other Events.
          ------------

In 1994, Alexander & Alexander Services Inc. (the "Company") received a Notice of Proposed Adjustment from the Internal Revenue Service (the "IRS") proposing an increase in taxable income for the 1991 year which, if sustained, would have resulted in an additional tax liability, exclusive of interest and penalties, estimated by the Company at $50 million. The proposed adjustment related to intercompany transactions involving the stock of a U.K. subsidiary. The Company disagreed with the proposed adjustment and requested technical advice from the IRS National Office. On August 6, 1996, the Company received a technical advice memorandum ("TAM"), issued by the IRS National Office, favorable to the Company with respect to the issues raised by the proposed adjustment. In response to the TAM, the IRS on August 27, 1996 withdrew the proposed adjustment in its entirety. The IRS examination of the Company's 1990 and 1991 federal income tax returns will come to a conclusion with the disposition of this issue.

The Company engaged in a similar series of intercompany transactions in 1993. If the IRS were to adopt a position on the 1993 transactions similar to the position it initially took on the 1991 transactions, the potential additional 1993 tax liability, exclusive of interest and penalties, would amount to approximately $25 million. The Company has previously reported that the IRS commenced its examination of the tax years 1992 through 1994 in July 1996.

Based upon the favorable TAM relating to the 1991 transactions, the Company does not expect IRS examiners to take issue with the 1993 transactions. No provision for any potential liabilities with respect to the 1991 and 1993 transactions had been made in the consolidated financial statements.

Under the purchase agreement for the Series B Convertible Preferred Stock, the Company had agreed to make certain payments to the purchaser pursuant to an indemnification, limited to $10 million, to cover tax payments and reserves in excess of recorded tax reserves as of March 31, 1994, including the tax matters described above. However, in light of the IRS's withdrawal of the proposed adjustment for the 1991 year, the purchaser has agreed to waive this indemnification. Additionally, as a result of this waiver, the Company will reclassify $10 million of the proceeds from the issuance of the Series B Convertible Preferred Stock as stockholders' equity, which had previously been classified outside of stockholders' equity because of the indemnification.

































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






                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                ALEXANDER & ALEXANDER SERVICES INC.



                                By:  /s/ Albert A. Skwiertz, Jr.
                                     -------------------------------------------
                                        Albert A. Skwiertz, Jr.
                                        Senior Vice President & General Counsel























Date:  September 3, 1996
































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